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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts" and "Selected AmeriServe Historical Financial Data" and to the use of our reports dated March 24, 1998, with respect to AmeriServe Food Distribution, Inc., in the Post-effective Amendment No. 1 on Form S-1 to the Registration Statement (Form S-4 No. 333-33225) and related Prospectus of AmeriServe Food Distribution, Inc. for the registration of $500,000,000 of 10 1/8% Senior Subordinated Notes.

                                          ERNST & YOUNG LLP

Dallas, Texas
April 7, 1998